EXHIBIT 24
GREIF, INC.
POWER OF ATTORNEY
FOR
FORM 10-K ANNUAL REPORTS
The undersigned, a director of Greif, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Peter G. Watson and Lawrence A. Hilsheimer, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as a director of the Company, to execute any and all of the Company’s Annual Reports on Form 10-K, and any amendments thereto, to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intent and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
The undersigned has executed and delivered this Power of Attorney on the date set forth below:

Dated:	December 6, 2016	/s/ Vicki L. Avril
Signature of Director

/s/ Bruce A. Edwards
Signature of Director

/s/ Mark A. Emkes
Signature of Director

/s/ John F. Finn
Signature of Director

/s/ Michael J. Gasser
Signature of Director

/s/ Daniel J. Gunsett
Signature of Director

/s/ Judith D. Hook
Signature of Director

/s/ John W. McNamara
Signature of Director

/s/ Patrick J. Norton
Signature of Director